UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 12, 2015
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)

(407) 245-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2015, William H. Lenehan was named Chief Executive Officer of Four Corners Property Trust, Inc. (“Four Corners”), the real estate company that is expected to be separated from Darden Restaurants, Inc. (“Darden”) later this year in a spin-off, split-off or similar transaction. Four Corners is expected to elect to be subject to tax as a real estate investment trust (REIT) effective January 1, 2016. Mr. Lenehan’s appointment as Chief Executive Officer of Four Corners is effective August 17, 2015. As a result of his new role, Mr. Lenehan informed Darden that he will resign from Darden’s Board of Directors if and when the separation of Four Corners from Darden occurs. Until the separation, Mr. Lenehan will report to the Darden CEO, Gene Lee. In addition, effective immediately, Mr. Lenehan has resigned from service on the Finance and Real Estate and Nominating and Governance Committees of the Board because he no longer qualifies as an independent director.

The Company issued a news release on August 17, 2015, announcing Mr. Lenehan’s appointment as Chief Executive Officer of Four Corners. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

In connection with Mr. Lenehan’s appointment as Chief Executive Officer of Four Corners, Mr. Lenehan will initially receive an annual base salary of $475,000. If Four Corners is spun off to shareholders in a tax-free transaction, then provided that Mr. Lenehan remains employed through the date of the spin, he will receive from Four Corners $650,000 in restricted stock units. Upon the close of the spin, Mr. Lenehan will be eligible for an annual incentive target of 100% of his base salary paid by Four Corners and long-term incentive equity award with a target value of $1,250,000. Mr. Lenehan will also be eligible to participate in Darden’s healthcare and retirement programs, until the time of the spin.

Upon the completion of the spin, if Mr. Lenehan’s employment is involuntarily terminated not for cause or voluntarily for good reason, Mr. Lenehan will be eligible for 18 months base salary and health care benefits coverage, at the same level within 90 days of the termination.

Upon the successful close of the spin, Mr. Lenehan will be covered under the Four Corners Change in Control (CIC) Agreement, which is expected to provide 2 times base salary and target bonus plus 24 months of health care benefits upon a CIC event and qualifying termination.

In the event that the spin is terminated, or does not occur prior to March 31, 2016, Darden may terminate Mr. Lenehan’s employment immediately.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1	News release dated August 17, 2015, entitled “Darden Names Bill Lenehan CEO of Proposed REIT.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

	By:	/s/ Jeffrey A. Davis
Jeffrey A. Davis
Date: August 17, 2015		Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	News release dated August 17, 2015, entitled “Darden Names Bill Lenehan CEO of Proposed REIT .”